Exhibit 99.1

Home Bistro, Inc. 4th Quarter Online Orders Increase 289% over Comparable Previous Year Period

MIAMI BEACH, Fla., Jan. 26, 2021 (GLOBE NEWSWIRE) -- Home Bistro, Inc. (OTC: HBIS) (“Home Bistro” or the “Company”) announced today that online orders for its ready-made gourmet meals increased by approximately 289% in the quarter ended December 31, 2020 compared to the same quarter of the previous year, while the total number of online orders in 2020 increased by 144% over 2019.

Home Bistro’s CEO, Zalmi Duchman, stated, “The demand for Home Bistro meals continued to be brisk through the fourth quarter of 2020, adding to the momentum established midyear. New initiatives, such as the introduction of our Cat Cora branded meals in November and our year-end increase in advertising spend combined with strong seasonal and holiday demand, helped us achieve a strong performance.”

Mr. Duchman added, “We will continue implementing our aggressive strategy in 2021 by expanding our product offering, while judiciously increasing our advertising spend, and also considering potential, synergistic opportunities as they present themselves.”

About Home Bistro, Inc.

Home Bistro provides high quality, direct-to-consumer, ready-made gourmet meals at www.homebistro.com, which includes meals inspired and created by celebrity “Iron Chef” Cat Cora. The Company also offers restaurant quality meats and seafood through Prime Chop at www.primechop.co and its offline Colorado Prime brand.

Forward-Looking Information

This news release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the Company’s growth objectives and industry outlook (as described herein). Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. These forward-looking statements include, among others, statements about the Company’s future financial performance, the impact of management changes, any organizational restructuring and the sufficiency of capital resources to fund its ongoing operating requirements; statements about the Company’s expectations regarding the capitalization, resources and ownership structure; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including (i) risks related to the combined entity’s access to existing capital and fundraising prospects to fund its ongoing operations, and (ii) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Additionally, the Company undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Contact:

Zalmi Duchman, CEO
zalmi@homebistro.com
Ph: 631.694.1111